EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No.333-09187) of our report dated August 24, 1995, on our audits of the financial statements of Aegis Health Systems, Inc. as of December 31, 1994, and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Expert."



/s/ Coopers & Lybrand L.L.P.

Oklahoma City, Oklahoma
September 13, 1996